EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

•Revises Fourth Quarter Guidance
•Reported net loss of $10.0 million, including a $24.0 million inventory valuation write down, for the nine months ended September 30, 2022
•Reported net loss of $28.0 million, including a $21.8 million inventory valuation write down, for the three months ended September 30, 2022
•Reported adjusted EBITDA of $18.8 million and $97.1 million for the three and nine months ended September 30, 2022, respectively

KILGORE, Texas, November 2, 2022 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) ("MMLP" or the "Partnership") today announced its financial results for the third quarter of 2022.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, "During the third quarter, which is typically the Partnership’s weakest quarter due to seasonal lows in the fertilizer and butane businesses, both the Transportation and the Terminalling and Storage segments continued to outperform our internal projections. In the Transportation segment, demand for reliable, experienced tank truck hauling continues to be strong and our expansion in Florida has been positive. On the marine side, rates have now recovered to pre-pandemic levels and asset utilization has improved. In the Terminalling and Storage segment, the underlying drivers of the lubricants and specialty products businesses are positive resulting in higher than anticipated sales volumes. However, the Sulfur and Natural Gas Liquids segments experienced volatility during the third quarter. In the Sulfur segment, both the fertilizer and sulfur groups faced pricing instability resulting in lower fertilizer sales volumes. In addition, the pure sulfur business was impacted by unplanned maintenance expense related to the marine assets deployed in support of the business. Finally, within the NGL segment the butane blending market was negatively impacted by steeply falling prices in September, resulting in a significant non-cash inventory value adjustment.

“Although the markets and the factors that influence them are unpredictable at this time, the Partnership has been able to improve our financial results year over year. However, as commodity prices continue to move erratically from the risk of a global recession and fears of weak oil demand, we are revising our fourth quarter adjusted EBITDA guidance to between $19 and $24 million, resulting in a range of $116 to $121 million for full year 2022.”

THIRD QUARTER 2022 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S Operating Income for the three months ended September 30, 2022 and 2021 was $5.6 million and $4.4 million, respectively.

Adjusted segment EBITDA for T&S was $12.3 million and $11.2 million, for the three months ended September 30, 2022 and 2021, respectively, reflecting continued strength in our lubricant and specialty products divisions.

TRANSPORTATION

Transportation Operating Income for the three months ended September 30, 2022 and 2021 was $12.1 million and $3.9 million, respectively.

Adjusted segment EBITDA for Transportation was $15.1 million and $7.6 million for the three months ended September 30, 2022 and 2021, respectively, reflecting robust demand for land transportation services coupled with improving marine fleet utilization and higher day rates.

SULFUR SERVICES

Sulfur Services Operating Income (Loss) for the three months ended September 30, 2022 and 2021 was $(6.7) million, including a $(3.3) million inventory valuation write down, and $2.3 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $(4.2) million and $4.9 million for the three months ended September 30, 2022 and 2021, respectively, reflecting decreased fertilizer sales volumes related to pricing instability and higher operating expenses in the sulfur business due to marine asset maintenance expense.

NATURAL GAS LIQUIDS (“NGL”)

NGL Operating Income (Loss) for the three months ended September 30, 2022 and 2021 was $(19.0) million, including an $(18.5) million inventory valuation write down, and $1.6 million, respectively, as the butane blending market was negatively impacted by steeply falling prices in September 2022.

Adjusted segment EBITDA for NGL was $(0.2) million and $1.8 million for the three months ended September 30, 2022 and 2021, respectively, primarily reflecting decreased NGL sales volumes and margins.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended September 30, 2022 and 2021 were $4.3 million and $4.1 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended September 30, 2022 and 2021 were $4.2 million and $4.0 million, respectively, primarily reflecting an increase in employee related expenses.

CAPITALIZATION

At September 30, 2022, the Partnership had $547 million of total debt outstanding, including $202 million drawn on its $275 million revolving credit facility, $54 million of senior secured 1.5 lien notes due 2024 and $291 million of senior secured second lien notes due 2025. At September 30, 2022, the Partnership had liquidity of approximately $44 million from available capacity under its revolving credit facility. The Partnership’s adjusted leverage ratio, as calculated under the revolving credit facility, was 3.63 times and 3.46 times on September 30, 2022 and June 30, 2022, respectively. The Partnership was in compliance with all debt covenants as of September 30, 2022.

The Partnership’s revolving credit facility matures on August 31, 2023, therefore the outstanding borrowings under the facility are presented as a current liability on the September 30, 2022 financial statements. The Partnership is in the process of refinancing the credit facility, and although no assurance of success can be given, management presently believes the measures being taken will enable the Partnership to successfully extend the maturity of the credit facility.

RESULTS OF OPERATIONS

The Partnership had a net loss for the three months ended September 30, 2022 of $28.0 million, a loss of $0.71 per limited partner unit. The Partnership had a net loss for the three months ended September 30, 2021 of $6.9 million, a loss of $0.17 per limited partner unit. Adjusted EBITDA for the three months ended September 30, 2022 was $18.8 million compared to $21.5 million for the three months ended September 30, 2021. Net cash provided by (used in) operating activities for the three months ended September 30, 2022 was ($45.2) million, compared to $(18.5) million for the three months ended September 30, 2021. Distributable cash flow for the three months ended September 30, 2022 was $(3.5) million compared to $5.2 million for the three months ended September 30, 2021.

Revenues for the three months ended September 30, 2022 were $229.3 million compared to $211.3 million for the three months ended September 30, 2021.

The Partnership had a net loss for the nine months ended September 30, 2022 of $10.0 million, a loss of $0.25 per limited partner unit. The Partnership had a net loss for the nine months ended September 30, 2021 of $11.0 million, a loss of $0.28 per limited partner unit. Adjusted EBITDA for the nine months ended September 30, 2022 was $97.1 million compared to $74.9 million for the nine months ended September 30, 2021. Net cash provided by (used in) operating activities for the nine months ended September 30, 2022 was $(16.8) million, compared to $(12.4) million for the nine months ended September 30, 2021. Distributable cash flow for the nine months ended September 30, 2022 was $39.6 million compared to $25.3 million for the nine months ended September 30, 2021.

Revenues for the nine months ended September 30, 2022 were $775.5 million compared to $596.5 million for the nine months ended September 30, 2021.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the third quarter 2022 to the Partnership's adjusted EBITDA for the third quarter 2021.

2022 REVISED FINANCIAL GUIDANCE

The Partnership now expects to generate adjusted EBITDA between $116 million and $121 million for full-year 2022, compared to the previously revised adjusted EBITDA guidance of between $126 million and $135 million. This decreased guidance reflects our expectation that the seasonal uplift in commodity prices, specifically normal butane prices as a percentage of crude oil, will be lower than historical patterns at least through year-end 2022.

Distributable cash flow is now expected to be between $38 million and $43 million for full-year 2022, compared to the previous distributable cash flow guidance of between $53 million and $62 million. Adjusted free cash flow is now expected to be between $29 million and $34 million, compared to the previous adjusted free cash flow guidance of between $44 million and $53 million.

MMLP does not intend at this time to provide financial guidance beyond 2022.

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort as the adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with a reasonable degree of certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains. Some or all of those adjustments could be significant.

Investors' Conference Call

Date: Thursday, November 3 2022
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096

Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the Third Quarter 2022 Earnings Summary and Revised Guidance Presentation will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

MMLP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s four primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products, including the refining of naphthenic crude oil; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution, and transportation services. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn and Facebook.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally (including variants of the virus), on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist the Partnership's management in assessing its business, it uses the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below) distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and Adjusted EBITDA. The Partnership defines adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by the Partnership's management and by external users of its financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of the Partnership's assets without regard to financing methods, capital structure, or historical cost basis;

•the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness, and make cash distributions to its unitholders; and
•its operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because the Partnership has borrowed money to finance its operations, interest expense is a necessary element of its costs and its ability to generate cash available for distribution. Because the Partnership has capital assets, depreciation and amortization are also necessary elements of its costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, the Partnership believes that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate its overall performance.

Distributable Cash Flow. The Partnership defines distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in accumulated other comprehensive income (loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of its success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. The Partnership defines adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. The Partnership believes that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. The Partnership's calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, the Partnership believes that it is important to consider net cash provided by (used

in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate its overall liquidity.

Contact:

Sharon Taylor - Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets
Cash	$45	$52
Accounts and other receivables, less allowance for doubtful accounts of $448 and $311, respectively	77,148	84,199
Inventories	135,638	62,120
Due from affiliates	2,393	14,409
Other current assets	17,134	12,908
Total current assets	232,358	173,688

Property, plant and equipment, at cost	904,159	898,770
Accumulated depreciation	(578,277)	(553,300)
Property, plant and equipment, net	325,882	345,470

Goodwill	16,823	16,823
Right-of-use assets	33,817	21,861
Deferred income taxes, net	16,210	19,821
Other assets, net	2,895	2,198
Total assets	$627,985	$579,861

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$200,651	$280
Trade and other accounts payable	74,056	70,342
Product exchange payables	711	1,406
Due to affiliates	13,777	1,824
Income taxes payable	613	385
Other accrued liabilities	21,020	29,850
Total current liabilities	310,828	104,087

Long-term debt, net	342,566	498,871
Finance lease obligations	—	9
Operating lease liabilities	25,485	15,704
Other long-term obligations	8,323	9,227
Total liabilities	687,202	627,898

Commitments and contingencies
Partners’ capital (deficit)	(59,217)	(48,853)
Accumulated other comprehensive income (loss)	—	816
Total partners’ capital (deficit)	(59,217)	(48,037)
Total liabilities and partners' capital (deficit)	$627,985	$579,861

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Terminalling and storage *	$20,007	$18,980	$59,859	$56,060
Transportation *	58,993	39,079	161,535	103,820
Sulfur services	3,085	2,950	9,253	8,849
Product sales: *
Natural gas liquids	80,891	91,764	299,034	257,081
Sulfur services	25,783	27,887	135,691	95,109
Terminalling and storage	40,546	30,598	110,130	75,606
	147,220	150,249	544,855	427,796
Total revenues	229,305	211,258	775,502	596,525

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	94,668	85,137	293,350	225,862
Sulfur services *	25,230	20,266	100,078	65,657
Terminalling and storage *	32,289	24,167	87,267	58,895
	152,187	129,570	480,695	350,414
Expenses:
Operating expenses *	66,158	50,098	186,735	142,045
Selling, general and administrative *	10,273	9,739	31,420	29,308
Depreciation and amortization	13,721	13,945	43,007	42,862
Total costs and expenses	242,339	203,352	741,857	564,629

Other operating income (loss), net	790	61	1,050	(610)
Gain on involuntary conversion of property, plant and equipment	—	186	—	186
Operating income (loss)	(12,244)	8,153	34,695	31,472

Other income (expense):
Interest expense, net	(13,906)	(14,110)	(39,181)	(40,372)
Other, net	(2)	—	(4)	(1)
Total other expense	(13,908)	(14,110)	(39,185)	(40,373)

Net loss before taxes	(26,152)	(5,957)	(4,490)	(8,901)
Income tax expense	(1,891)	(954)	(5,469)	(2,111)
Net loss	(28,043)	(6,911)	(9,959)	(11,012)
Less general partner's interest in net loss	561	138	199	220
Less loss allocable to unvested restricted units	90	20	39	30
Limited partners' interest in net loss	$(27,392)	$(6,753)	$(9,721)	$(10,762)

Net loss per unit attributable to limited partners - basic	$(0.71)	$(0.17)	$(0.25)	$(0.28)
Net loss per unit attributable to limited partners - diluted	$(0.71)	$(0.17)	$(0.25)	$(0.28)
Weighted average limited partner units - basic	38,726,388	38,687,874	38,725,933	38,689,434
Weighted average limited partner units - diluted	38,726,388	38,687,874	38,725,933	38,689,434

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:*
Terminalling and storage	$16,065	$15,866	$49,685	$46,741
Transportation	7,111	5,564	20,862	14,463
Product Sales	61	68	477	253
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,616	2,441	7,884	7,379
Terminalling and storage	10,202	7,259	30,062	18,863
Expenses:
Operating expenses	23,856	20,088	68,682	58,046
Selling, general and administrative	7,626	7,659	23,932	23,624

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net loss	$(28,043)	$(6,911)	$(9,959)	$(11,012)
Changes in fair values of commodity cash flow hedges	—	(5,999)	—	(5,999)
Commodity cash flow hedging (gains) reclassified to earnings	(167)	—	(816)	—
Comprehensive loss	$(28,210)	$(12,910)	$(10,775)	$(17,011)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - January 1, 2021	38,851,174	$(48,776)	$1,905	$—	$(46,871)
Net loss	—	(10,792)	(220)	—	(11,012)
Issuance of restricted units	42,168	—	—	—	—
Forfeiture of restricted units	(83,436)	—	—	—	—
General partner contribution	—	—	—	—	—
Cash distributions	—	(581)	(12)	—	(593)
Unit-based compensation	—	336	—	—	336
Purchase of treasury units	(7,156)	(17)	—	—	(17)
Gain recognized in AOCI on commodity cash flow hedges	—	—	—	(5,999)	(5,999)
Balances - September 30, 2021	38,802,750	$(59,830)	$1,673	$(5,999)	$(64,156)

Balances - January 1, 2022	38,802,750	$(50,741)	$1,888	$816	$(48,037)
Net loss	—	(9,760)	(199)	—	(9,959)
Issuance of restricted units	48,000	—	—	—	—
Cash distributions	—	(583)	(12)	—	(595)
Unit-based compensation	—	125	—	—	125
Gain reclassified from AOCI into income on commodity cash flow hedges	—	—	—	(816)	(816)
Excess purchase price over carrying value of acquired assets	—	65	—	—	65
Balances - September 30, 2022	38,850,750	$(60,894)	$1,677	$—	$(59,217)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(9,959)	$(11,012)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,007	42,862
Amortization of deferred debt issuance costs	2,356	2,585
Deferred income tax expense	3,611	1,419
(Gain) loss on sale of property, plant and equipment, net	(1,050)	610
Gain on involuntary conversion of property, plant and equipment	—	(186)
Derivative (income) loss	(901)	1,825
Net cash paid for commodity derivatives	85	(2,982)
Non cash unit-based compensation	125	336
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	7,076	(22,924)
Inventories	(73,518)	(44,353)
Due from affiliates	12,016	4,674
Other current assets	(4,824)	(1,912)
Trade and other accounts payable	6,053	21,092
Product exchange payables	(695)	1,014
Due to affiliates	11,953	5,034
Income taxes payable	228	(155)
Other accrued liabilities	(13,435)	(10,536)
Change in other non-current assets and liabilities	1,116	203
Net cash used in operating activities	(16,756)	(12,406)

Cash flows from investing activities:
Payments for property, plant and equipment	(21,019)	(11,449)
Payments for plant turnaround costs	(4,262)	(2,679)
Proceeds from involuntary conversion of property, plant and equipment	—	274
Proceeds from sale of property, plant and equipment	2,209	225
Net cash used in investing activities	(23,072)	(13,629)

Cash flows from financing activities:
Payments of long-term debt	(299,089)	(211,790)
Payments under finance lease obligations	(180)	(2,648)
Proceeds from long-term debt	341,000	243,500
Purchase of treasury units	—	(17)
Payment of debt issuance costs	(30)	(592)
Excess purchase price over carrying value of acquired assets	(1,285)	—
Cash distributions paid	(595)	(593)
Net cash provided by financing activities	39,821	27,860

Net increase (decrease) in cash	(7)	1,825
Cash at beginning of period	52	4,958
Cash at end of period	$45	$6,783
Non-cash additions to property, plant and equipment	$2,240	$749

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands, except BBL per day)
Revenues:
Services	$21,578	$20,628	$950	5%
Products	40,571	30,598	9,973	33%
Total revenues	62,149	51,226	10,923	21%

Cost of products sold	32,998	24,618	8,380	34%
Operating expenses	15,232	13,789	1,443	10%
Selling, general and administrative expenses	1,596	1,528	68	4%
Depreciation and amortization	6,747	7,049	(302)	(4)%
	5,576	4,242	1,334	31%
Other operating income, net	—	11	(11)	(100)%
Gain on involuntary conversion of property, plant and equipment	—	186	(186)	(100)%
Operating income	$5,576	$4,439	$1,137	26%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands, except BBL per day)
Revenues:
Services	$64,724	$60,945	$3,779	6%
Products	110,218	75,639	34,579	46%
Total revenues	174,942	136,584	38,358	28%

Cost of products sold	89,150	60,318	28,832	48%
Operating expenses	44,069	39,246	4,823	12%
Selling, general and administrative expenses	4,961	4,495	466	10%
Depreciation and amortization	22,084	21,150	934	4%
	14,678	11,375	3,303	29%
Other operating income (loss), net	(35)	6	(41)	(683)%
Gain on involuntary conversion of property, plant and equipment	—	186	(186)	(100)%
Operating income	$14,643	$11,567	$3,076	27%

Shore-based throughput volumes (guaranteed minimum) (gallons)	60,000	60,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues	$63,514	$42,568	$20,946	49%
Operating expenses	46,499	33,053	13,446	41%
Selling, general and administrative expenses	1,962	1,920	42	2%
Depreciation and amortization	3,598	3,710	(112)	(3)%
	11,455	3,885	7,570	195%
Other operating income, net	618	42	576	1,371%
Operating income	$12,073	$3,927	$8,146	207%

Comparative Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues	$176,313	$114,886	$61,427	53%
Operating expenses	130,229	94,042	36,187	38%
Selling, general and administrative expenses	5,920	5,578	342	6%
Depreciation and amortization	10,761	12,039	(1,278)	(11)%
	$29,403	$3,227	$26,176	811%
Other operating income, net	901	59	842	1,427%
Operating income	$30,304	$3,286	$27,018	822%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues:
Services	$3,085	$2,950	$135	5%
Products	25,783	27,887	(2,104)	(8)%
Total revenues	28,868	30,837	(1,969)	(6)%

Cost of products sold	27,201	21,799	5,402	25%
Operating expenses	3,978	2,849	1,129	40%
Selling, general and administrative expenses	1,509	1,321	188	14%
Depreciation and amortization	2,786	2,594	192	7%
	(6,606)	2,274	(8,880)	(391)%
Other operating income, net	(70)	8	(78)	(975)%
Operating income	$(6,676)	$2,282	$(8,958)	(393)%

Sulfur (long tons)	95	145	(50)	(34)%
Fertilizer (long tons)	24	57	(33)	(58)%
Total sulfur services volumes (long tons)	119	202	(83)	(41)%

Comparative Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Revenues:
Services	$9,253	$8,849	$404	5%
Products	135,691	95,109	40,582	43%
Total revenues	144,944	103,958	40,986	39%

Cost of products sold	105,640	69,619	36,021	52%
Operating expenses	11,233	7,662	3,571	47%
Selling, general and administrative expenses	4,550	3,777	773	20%
Depreciation and amortization	8,377	7,882	495	6%
	15,144	15,018	126	1%
Other operating income (loss), net	(34)	14	(48)	(343)%
Operating income	$15,110	$15,032	$78	1%

Sulfur (long tons)	327	364	(37)	(10)%
Fertilizer (long tons)	170	236	(66)	(28)%
Total sulfur services volumes (long tons)	497	600	(103)	(17)%

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Products revenues	$80,891	$91,764	$(10,873)	(12)%
Cost of products sold	97,322	87,551	9,771	11%
Operating expenses	1,210	1,088	122	11%
Selling, general and administrative expenses	968	954	14	1%
Depreciation and amortization	590	592	(2)	—%
	(19,199)	1,579	(20,778)	(1,316)%
Other operating income, net	242	—	242
Operating income (loss)	$(18,957)	$1,579	$(20,536)	(1,301)%

NGL sales volumes (Bbls)	1,180	1,435	(255)	(18)%

Comparative Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30,		Variance	Percent Change
	2022	2021
	(In thousands)
Products revenues	$299,037	$257,081	$41,956	16%
Cost of products sold	303,376	234,239	69,137	30%
Operating expenses	3,397	3,144	253	8%
Selling, general and administrative expenses	3,287	3,858	(571)	(15)%
Depreciation and amortization	1,785	1,791	(6)	—%
	(12,808)	14,049	(26,857)	(191)%
Other operating income (loss), net	218	(689)	907	132%
Operating income (loss)	$(12,590)	$13,360	$(25,950)	(194)%

NGL sales volumes (Bbls)	3,930	4,839	(909)	(19)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Variance	Percent Change	Nine Months Ended September 30,		Variance	Percent Change
	2022	2021			2022	2021
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$4,260	$4,074	$186	5%	$12,772	$11,773	$999	8%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2022 and 2021, which represents EBITDA, Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss	$(28,043)	$(6,911)	$(9,959)	$(11,012)
Adjustments:
Interest expense	13,906	14,110	39,181	40,372
Income tax expense	1,891	954	5,469	2,111
Depreciation and amortization	13,721	13,945	43,007	42,862
EBITDA	1,475	22,098	77,698	74,333
Adjustments:
(Gain) loss on disposition of property, plant and equipment	(790)	(61)	(1,050)	610
Gain on involuntary conversion of property, plant and equipment	—	(186)	—	(186)
Unrealized mark-to-market on commodity derivatives	—	(412)	—	(207)
Lower of cost or market and other non-cash adjustments	18,084	—	20,326	—
Unit-based compensation	46	48	125	336
Adjusted EBITDA	$18,815	$21,487	$97,099	$74,886

Reconciliation of Net Cash provided by Operating Activities to Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net cash provided by operating activities	$(45,207)	$(18,491)	$(16,756)	$(12,406)
Interest expense [1]	13,118	13,046	36,825	37,787
Current income tax expense	584	293	1,858	692
Lower of cost or market and other non-cash adjustments	18,084	—	20,326	—
Commodity cash flow hedging gains reclassified to earnings	167	—	901	—
Net cash paid for closed commodity derivative positions included in AOCI	—	950	(85)	950
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(5,651)	40,263	59,250	64,515
Trade, accounts and other payables, and other current liabilities	38,691	(14,584)	(4,104)	(16,449)
Other	(971)	10	(1,116)	(203)
Adjusted EBITDA	18,815	21,487	97,099	74,886
Adjustments:
Interest expense	(13,906)	(14,110)	(39,181)	(40,372)
Income tax expense	(1,891)	(954)	(5,469)	(2,111)
Deferred income taxes	1,307	661	3,611	1,419
Amortization of deferred debt issuance costs	788	1,064	2,356	2,585
Payments for plant turnaround costs	(2,662)	(985)	(4,262)	(2,679)
Maintenance capital expenditures	(5,994)	(1,945)	(14,548)	(8,386)
Distributable Cash Flow	(3,543)	5,218	39,606	25,342
Principal payments under finance lease obligations	(61)	(753)	(180)	(3,344)
Expansion capital expenditures	(926)	(671)	(5,482)	(2,648)
Adjusted Free Cash Flow	$(4,530)	$3,794	$33,944	$19,350

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by operating activities.